Exhibit 99.1

                  [THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Contact:          Ira Lamel/Mary Anthes              Jeremy Fielding/David Lilly
                  The Hain Celestial Group, Inc.     Kekst and Company
                  631-730-2200                       212-521-4800


                       THE HAIN CELESTIAL GROUP ANNOUNCES
                          RECORD FIRST QUARTER RESULTS

                         Sales Grew 17% to $161 Million

                                Net Income Up 19%

                     Earnings Per Share $0.20 in the Quarter

Melville, NY, November 3, 2005--The Hain Celestial Group, Inc. (NASDAQ HAIN), a leading natural and organic food and personal care products company, today reported results for the first quarter ended September 30, 2005. Hain Celestial reported first quarter record sales of $161.1 million, a 17% increase over the prior year's $137.6 million. Net income reached a first quarter record of $7.4 million, a 19% increase over the prior year's $6.2 million. Diluted earnings per share for the first quarter this year reached $0.20 as compared to $0.17 per share in the prior year.

"Our sales growth came from our existing brand sales as we realized incremental opportunities due to greater shelf space allocated to our faster-selling products, a direct result of our stock keeping unit rationalization program. We also benefited from the strength of new product introductions and new distribution," commented Irwin D. Simon, President and Chief Executive Officer. "With rising consumer demand for natural and organic products, we were able to achieve strong top and bottom line growth."

The Company's first quarter sales growth was achieved by increased momentum from Grocery and Snacks, Tea, Personal Care and in Canada and Europe. Sales from the Company's brands were strong, with Terra Chips(R) up 14%, Garden of Eatin'(R) up 32%, Health Valley(R) up 13%, Earth's Best(R) up 61%, Imagine(R) soups up 52%, Celestial Seasonings up 7%, Personal Care up 32%, Canada up 5% and Europe up 10%.

Sales growth from the new Hain Pure Protein joint venture, under the Raised Right(R) brand of natural and antibiotic-free chicken, grew 11%, as the Company pioneered its entry into one of the fastest growing categories in the natural and organic sector. Hain Pure Protein operates at significantly lower margins than the Company's other brands and as a result caused a 1.1% reduction in the Company's overall gross profit percentage.

The Company's gross profit for the first quarter was 28.5% versus 28.3% in the prior year period, as the Company continued to drive its focus on operating efficiencies. Ira J. Lamel, the Company's Executive Vice President and Chief Financial Officer, commented, "We continue to work diligently within an environment of higher input costs. The recent high price levels of petroleum and natural gas have impacted our overall business both directly with increased inbound and outbound delivery costs, and indirectly with the pass-through of costs from our suppliers of packaging and other major components of our finished products. The results of our efforts to offset these input costs with strategic price increases and operating efficiencies are succeeding, as gross profit improved to 29.6% before the impact of Hain Pure Protein. We intend to continue to work diligently to return our gross profits to levels above 30%."

The Company's operating income grew at a higher rate than its growth in sales to $12.8 million, an 18.2% increase over the prior year quarter. Selling, general and administrative expenses remained flat year-over-year at 20.5% of sales despite dollar increases in these costs as, similar to product costs, pricing pressures have impacted these expense lines as well. In October, the Company announced an average 3% to 4% price increase across its Grocery and Snack brands effective during the second quarter to offset the recent escalation of direct and indirect fuel-related and other input costs.

"We increased our marketing, advertising and promotion program spending by almost 13% in the quarter. We also incurred the costs of the completion of our Sarbanes-Oxley implementation in this quarter, with $1 million in outside fees and the addition of two new corporate positions in response to these expanded requirements. We expect to realize additional benefits from these investments in the future," Irwin Simon stated.

The Company has continued to focus on its working capital management. The number of days in the Company's Cash Conversion Cycle for the quarter improved two days when compared to the preceding quarter, and improved 27 days since the prior year quarter. "We made significant strides in Fiscal 2005 in focusing on cash conversion and are extremely pleased with the 27 days reduction since inception of the program. We set the goal of a 10% reduction in our first year, and we have far exceeded that goal, achieving a 28% reduction in the first year. We anticipate continuing modest improvements as shown by this quarter's two day reduction in the cycle," Ira Lamel said.

"As the world's largest natural and organic products company, we look forward to continued growth driven by consumer awareness of the benefit of these products," said Irwin Simon. "With our portfolio of brands and new opportunities in some of the fastest-growing categories in the natural and organic sector and with our increased focus on operating efficiencies, Hain Celestial is well-positioned to execute our strategy in fiscal year 2006," concluded Irwin Simon.

ACQUISITION OF SPECTRUM ORGANIC PRODUCTS
The Company's previously announced acquisition of Spectrum Organic Products, Inc. is progressing toward an anticipated closing, subject to Spectrum shareholder approval and other customary conditions, in December 2005. Spectrum is a California-based leading manufacturer and marketer of natural and organic culinary oils, vinegars, condiments and butter substitutes under the Spectrum Naturals(R) brand and essential fatty acid nutritional supplements under the Spectrum Essentials(R) brand, sold mainly through natural food retailers.

FISCAL YEAR 2006 OUTLOOK
The Company confirmed its fiscal year 2006 guidance of $650 million to $670 million in sales and earnings of $0.98 to $1.05 per share.

WEBCAST AND UPCOMING EVENTS
Hain Celestial will host a conference call and live webcast at 8:15 AM Eastern Standard Time to review its first quarter 2006 results via the Hain Celestial corporate website, www.hain-celestial.com. On November 8, 2005 the Company is scheduled to present at the Bear Stearns SMid-Cap Investor Conference, and on November 17, 2005 the Company is scheduled to present at the Lehman Brothers Small Cap Conference. These presentations, as well as the Company's earnings conference call, will be available in the Investor Relations section of the Company's website.

THE HAIN CELESTIAL GROUP
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings(R), Terra Chips(R), Garden of Eatin'(R), Health Valley(R), WestSoy(R), Earth's Best(R), Arrowhead Mills(R), Hain Pure Foods(R), Raised Right(R), Hollywood(R), Walnut Acres Organic(TM), Imagine Foods(R), Rice Dream(R), Soy Dream(R), Rosetto(R), Ethnic Gourmet(R), Yves Veggie Cuisine(R), Lima(R), Biomarche(R), Grains Noirs(R), Natumi(R), JASON(R) and Zia(R) Natural Skincare. For more information, visit www.hain-celestial.com.

ADDITIONAL INFORMATION REGARDING THE SPECTRUM ACQUISITION
In connection with the proposed acquisition of Spectrum Organic Products, Inc., a registration statement registering shares of Hain Celestial's common stock, including a proxy statement of Spectrum, has been filed and other materials will be filed with the Securities and Exchange Commission ("SEC").

WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors are able to obtain free copies of the registration statement and proxy statement, and will be able to obtain free copies of other filed documents containing information about Hain Celestial and Spectrum at www.sec.gov, the SEC's website. Free copies of Hain Celestial's SEC filings also are available on Hain Celestial's website at www.hain-celestial.com, or by request to Investor Relations, The Hain Celestial Group, Inc., 58 South Service Road, Melville, New York 11747. Free copies of Spectrum's SEC filings also are available on Spectrum's Website at www.spectrumorganics.com, or by request to Investor Relations, Spectrum Organic Products, Inc., 5341 Old Redwood Highway, Suite 400, Petaluma, California 94954.

PARTICIPANTS IN THE SOLICITATION
The Company, Spectrum and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Spectrum stockholders with respect to the Spectrum acquisition. Information regarding the Company's officers and directors is included in its Notice of Annual Meeting of Stockholders and Proxy Statement, as filed with the SEC on October 31, 2005. Information regarding the officers and directors of Spectrum is included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on March 24, 2005. More detailed information regarding the identity of potential participants and their interests in the solicitation will be set forth in the registration statement and proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; the ability to implement business and acquisition strategies, integrate acquisitions, and obtain financing for general corporate purposes; competition; retention of key personnel; compliance with government regulations and other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended June 30, 2005. The forward-looking statements made in this press release are current as of the date of this press release, and the Company does not undertake any obligation to update forward-looking statements.

                                      ####

                         THE HAIN CELESTIAL GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                               September 30,      June 30,
                                                                   2005            2005
                                                               -------------   -------------
                                                                        (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                   $      20,021   $      24,139
   Trade receivables, net                                             73,478          67,148
   Inventories                                                        83,567          76,497
   Recoverable income taxes                                            2,590           2,575
   Deferred income taxes                                               5,671           5,671
   Other current assets                                               18,623          18,164
                                                               -------------   -------------
      Total current assets                                           203,950         194,194

Property, plant and equipment,  net                                   93,120          88,204
Goodwill, net                                                        358,261         350,833
Trademarks and other intangible assets, net                           60,875          61,010
Other assets                                                          12,635          12,895
                                                               -------------   -------------
     Total assets                                              $     728,841   $     707,136
                                                               =============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                       $      62,675   $      65,922
   Income taxes payable                                                5,833           1,139
   Current portion of long-term debt                                   4,148           2,791
                                                               -------------   -------------
     Total current liabilities                                        72,656          69,852

Deferred income taxes                                                 16,723          16,723
Long-term debt, less current portion                                  90,785          92,271
Minority Interest                                                      4,772               -
                                                               -------------   -------------
     Total liabilities                                               184,936         178,846

Stockholders' equity:
   Common stock                                                          378             375
   Additional paid-in capital                                        409,500         404,517
   Deferred compensation                                              (1,638)         (1,872)
   Retained earnings                                                 135,330         127,967
   Treasury stock                                                    (12,745)        (12,745)
   Foreign currency translation adjustment                            13,080          10,048
                                                               -------------   -------------
     Total stockholders' equity                                      543,905         528,290
                                                               -------------   -------------

     Total liabilities and stockholders' equity                $     728,841   $     707,136
                                                               =============   =============

                         THE HAIN CELESTIAL GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                               Three Months Ended September 30,
                                              ---------------------------------
                                                   2005              2004
                                              ---------------   ---------------
                                                        (Unaudited)
Net sales                                     $       161,097   $       137,604
Cost of Sales                                         115,248            98,629
                                              ---------------   ---------------
Gross profit                                           45,849            38,975
SG&A expenses                                          33,095            28,185
                                              ---------------   ---------------
Operating income                                       12,754            10,790
Interest expense  and other expenses                      868               655
                                              ---------------   ---------------
Income before income taxes                             11,886            10,135
Income tax provision                                    4,523             3,953
                                              ---------------   ---------------
Net income                                    $         7,363   $         6,182
                                              ===============   ===============

Basic per share amounts                       $          0.20   $          0.17
                                              ===============   ===============

Diluted per share amounts                     $          0.20   $          0.17
                                              ===============   ===============

Weighted average common shares outstanding:
  Basic                                                36,636            36,273
                                              ===============   ===============
  Diluted                                              37,560            36,855
                                              ===============   ===============